SANGUINE CORPORATION

    Up to 10,000,000 Units, Each Unit Consisting of Two Shares of Common Stock and One Redeemable Common Stock Purchase Warrant

                    PLACEMENT AGENCY AGREEMENT


                            May 18, 2000


Laidlaw Global Securities, Inc.
100 Park Avenue
New York, New York 10017

Gentlemen:

         SANGUINE CORPORATION (the "Company") proposes to offer for sale in a private offering (the "Offering") pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and/or Rule 506 of Regulation D promulgated thereunder, up to 10,000,000 Units of its securities, each Unit consisting of two shares of the company's common stock, $.001 par value per share (the "Shares") and one redeemable common stock purchase warrant (the "Warrants"). The Units, Shares and Warrants may be referred to herein as the "Securities". The Offering shall be made on a "best efforts - all or none" basis as to 4,000,000 Units (the "Minimum Offering") and on a "best efforts" basis as to an additional 6,000,000 Units (the "Maximum Offering"). Unless the Minimum Offering is sold, no Units will be sold and all subscriptions will be returned to the subscribers without interest or deductions. This letter agreement shall confirm our agreement concerning Laidlaw Global Securities, Inc. acting as our exclusive placement agent (the "Placement Agent" or "Laidlaw") in connection with the sale of the Units.

         The Company shall prepare and deliver to the Placement Agent copies of a Confidential Offering Memorandum (the "Offering Memorandum"), relating to, among other things, the Company, the Units and the terms of the sale of the Units. The Offering Memorandum, including any supplements or amendments thereto together with all exhibits and appendices thereto and documents delivered therewith, are referred to herein as the "Offering Documents". The Offering Memorandum shall be in form satisfactory to the Placement Agent.

         l.  Appointment of Placement Agent.

         On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Laidlaw Global Securities, Inc. as its Placement Agent and grants to it the exclusive right to offer, as its agent, the Units pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, Laidlaw hereby accepts such appointment and agrees to use its reasonable best efforts to secure subscriptions to purchase up to 10,000,000 Units.

         2.   Terms of the Offering.

              (a) The Offering shall consist of up to 10,000,000 Units at a purchase price equal to $0.50 per Unit with a $250,000 minimum investment (500,000 Units) (the "Offering"). The terms of the Warrants, included with each Unit, shall be substantially in the form of Exhibit A annexed hereto. The Offering shall be made on a "best efforts - all or none" basis as to 1,500,000 Units and on a "best efforts" basis as to an additional 8,500,000 Units. Unless the Minimum Offering is sold, no Units will be sold and all subscriptions will be returned to the subscribers without interest or deductions.

              (b) Provided that the Company has delivered the Offering Memorandum to the Placement Agent, the Offering shall commence on or about May 18, 2000 and shall expire at 5:00 p.m., New York time, on July 30, 2000 (the "Offering Period"), or after all of the Units offered hereby has been subscribed for, whichever occurs first, unless extended by the Company or the Placement Agent for up to an additional 30 days (the "Final Closing Date").

              (c) The Offering shall be made solely to "accredited investors" (as defined in Rule 501 of Regulation D). Each prospective subscriber ("Prospective Investor") who desires to purchase Units shall deliver to the Placement Agent one copy of a subscription agreement (a "Subscription Agreement"), in the form annexed to the Offering Memorandum and immediately available funds in the amount necessary to purchase the number of Units such Prospective Investor desires to purchase. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for the Units.

              (d) The Company may hold an interim closing of the Offering at any time (the "Initial Closing") after the Minimum Offering is sold. The Company may hold additional interim closings after the Initial Closing ("Interim Closing"). Prior to the Initial Closing the Placement Agent shall establish a special account (the "Escrow Account") with US Trust Co. of New York (the "Escrow Agent"). The Placement Agent may deliver each check received from a Prospective Investor to the Escrow Agent for deposit in the Escrow Account in accordance with applicable rules of the National Association of Securities Dealers, Inc. ("NASD") and shall deliver the executed copies of the Subscription Agreement received from such Prospective Investor to the Company or its counsel. The Company shall notify the Placement Agent promptly of the acceptance or rejection or any subscription.

              (e) If subscriptions for the Minimum Offering are not received from Prospective Investors and accepted by the Company prior to the expiration of the Offering Period, the Offering shall be canceled, all funds received and held in the Escrow Account shall be refunded in full without interest or deduction and this Agreement and the agency created hereby shall be terminated without any further obligation on the part of either party, except as provided in Sections 12, 13 and 14 hereof.

              (f) You may engage other persons selected by you to assist you in the Offering (each such broker/dealers being hereinafter referred to as a "Selling Group Member") and you may allow such Selling Group Member such part of the compensation and payment of expenses payable to you under Section 5 hereof as you shall determine. Any such Selling Group Member shall be a member firm in good standing as a broker-dealer under the rules of the NASD. Each Selling Group Member shall be required to agree in writing to comply with the provisions of this Section 2. The Company hereby agrees to make such representations and warranties to, and covenants and agreements with, any Selling Group Member (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section 13 hereof) as provided herein.

         3.   Interim Closings/Final Closing.

              (a) If subscriptions for the Minimum Offering have been received in escrow and accepted by the Company prior to the expiration of the Offering Period, a closing under this Agreement (the "Initial Closing") shall be held at the offices of the Placement Agent, or such other place as the parties may agree, as soon as practicable (but not later than five (5) business days) following the date upon which the Placement Agent and the Company confirm in writing to each other that subscriptions for the Minimum Offering have been accepted or at such other place, time, or date as the Company and you shall agree upon. The date upon which the Initial Closing is held shall hereinafter be referred to as the "Initial Closing Date."

              (b)  At any time prior to the expiration of the Offering
Period following the Initial Closing and after receipt in escrow and acceptance by the Company of subscriptions for the sale of additional Units up to the Maximum Offering, one or more closings (each an "Interim Closing") shall take place in the manner herein set forth with respect to the Initial Closing. In the event that the Offering Period expires prior to receipt in escrow and acceptance by the Company of an Interim Closing Amount, a final closing shall be held at such time regardless of the amount then held in escrow. The final Interim Closing to be held in accordance herewith shall be deemed the "Final Closing" and the date thereof shall be the "Final Closing Date". References herein to a "Closing" shall mean the Initial Closing, any Interim Closing or the Final Closing, as the context requires, and the date thereof shall be referred to as a "Closing Date."

         4.   Representations and Warranties of the Placement Agent.

              The Placement Agent represents and warrants to the Company as follows:

              (a) The Placement Agent is and at all times during the period from the date hereof to and including each Closing Date will be, a corporation duly formed and validly existing and in good standing under the laws of its state of formation, with all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Placement Agent.

              (b) The Placement Agent is, and at the time of each closing will be, a member in good standing of the NASD.

              (c) The Placement Agent agrees to make offers and sales of Units (i) only in such jurisdictions in which Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists; and (ii) only in accordance with this agreement and in compliance with the provisions of Rule 506 of Regulation D and applicable state securities laws (to the extent applicable to Placement Agent) (provided that Laidlaw shall be entitled to reasonably rely upon the information and statements provided by the Prospective Investor in the Subscription Agreement), and Placement Agent will furnish to each investor a copy of the Offering Documents prior to accepting any subscription for the Units.

         5.   Compensation.

              (a) If subscriptions for the Minimum Offering are received in escrow prior to the expiration of the Offering Period and accepted by the Company, you shall be entitled, on each Closing Date, as compensation for your services as Placement Agent under this Agreement, to selling commissions equal to 8% of the gross proceeds received by the Company from the sale of the Units effected at each Closing; 2% of the gross proceeds from the sale of the Units effected at each Closing in payment for a non-accountable expense allowance; and reimbursement of accountable expenses. Any amounts payable hereunder may be deducted by you out of the funds received from the sale of the Units and deposited in the Escrow Account, on each Closing Date.

              (b) In addition to the compensation payable to the Placement Agent set forth in clause (a) above, the Company shall sell to the Placement Agent, at each Closing, warrants to purchase 10% of the Units sold ("Placement Agent Warrants"). The Placement Agent Warrants shall be in the form of Exhibit B annexed hereto. The Placement Agent Warrants shall have an initial exercise price of $.001 per Unit.

         6.   Representations and Warranties of the Company.

              (a) The Company represents and warrants to, and agrees with, the Placement Agent that:

                   (i) The Offering Documents (a) contain, and at all times during the period from the date hereof to and including the Final Closing Date, will contain all information required to be contained therein, if any, pursuant to Rules 502 and 506 of Regulation D and all applicable federal and/or state securities and "blue sky" laws, and (b) do not, and during the Offering Period will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents shall be, and have been, accurately described therein.

                   (ii) No Offering Documents or information provided by the Company to Prospective Investors pursuant to Section 7(g) hereof shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

                   (iii)     The Company has not, directly or
indirectly, solicited any offer to buy or offered to sell any Units or any other securities of the Company during the twelve- month period ending on the date hereof except as described in the Offering Documents, and has no present intention to solicit any offer to buy or to offer to sell any Units or any other securities of the Company other than pursuant to this Agreement; provided, however, the Placement Agent agrees that the provisions of this clause shall not be applicable to any offerings by the Company in connection with strategic transactions or under the Company's stock option plan.

                   (iv) The Company is, and at all times during the period from the date hereof to and including the Final Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority, to own its properties and assets and to conduct its business as presently conducted except where the failure to have any of the foregoing would not have a material adverse effect on the Company's presently conducted business. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including the Final Closing Date, will be duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company's business.

                   (v) The Company has, as of the date hereof, and shall have at each closing (except as effected by the transactions contemplated hereby) an authorized capitalization consisting of 100,000,000 shares of common stock, par value $.001, of which 24,559,323 shares are issued and outstanding (as of May 18, 2000). Each issued and outstanding share of common stock is duly authorized, validly issued, fully paid, and non-assessable, without any personal liability attaching to the ownership thereof solely by being such a holder, and except as described in the Offering Memorandum has not been issued and is not owned or held in violation of any preemptive rights of stockholders. Except as described in the Offering Memorandum there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Offering Documents or in a schedule hereto.

                   (vi) As of the date hereof there is no, and as of the Final Closing Date there shall not be any, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the Company's knowledge, threatened with respect to the Company, or its operations, business, properties, or assets, except as properly described in the Offering Documents or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the financial condition, results of operations, business, properties, or assets of the Company. The Company is not now, and as of the Final Closing Date shall not be, in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree applicable to it, except as properly described in the Offering Documents or such as individually or in the aggregate do not have and will not in the future have a material adverse effect upon the financial condition, results of operations, business, properties or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

                   (vii) As of the date hereof, the Company has, and at all times during the period from the date hereof to and including the Final Closing Date, shall have, good and marketable title to all properties and assets described in the Offering Documents as owned by it, free and clear of all liens, other than liens for taxes not yet due and payable, charges, pledges, mortgages, security interests, and encumbrances, except as may be properly described in the Offering Documents or such as in the aggregate do not now have and will not in the future have a material adverse effect (individually or in aggregate) upon the financial condition, results of operations, business, properties, or assets of the Company.

                   (viii) As of the date hereof, the Company is not, and at all times during the period from the date hereof to and including the Final Closing Date, shall not be, in violation or breach of, or in default with respect to complying with any material provision of any material contract, agreement, instrument, lease, license, arrangement, other than any such violation or breach which would not have, individually or in the aggregate, a material adverse effect on the Company's financial condition, results of operations, business, properties or assets, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating as of the date hereof. As of the date hereof, the Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws.

                   (ix) There is no right under any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles") necessary to the business of the Company as presently conducted, except as disclosed in the Offering Documents. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

                   (x) To its best knowledge, the Company has not infringed, is not infringing, or has not received notice of infringement with respect to asserted Intangibles of others. To the best knowledge of the Company, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company, if any, materially infringe upon any like right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, sufficient patents, trademarks, service marks, trade names, copyrights, licenses and right with respect to the foregoing, to conduct its business as presently conducted except as set forth in the Offering Documents, and (ii) except as set forth in the Offering Documents, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. The Company has direct ownership of title to all its Intangibles (including all United States and foreign patent applications and patents), other proprietary rights, confidential information and know-how; owns all the rights to its Intangibles as are currently used in or have potential for use in its business.

                   (xi) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreements and the representations and warranties of the Placement Agent set forth herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or registration, qualification, declaration, or filing with, any federal, state, local, foreign, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except the filing of a Notice of Sales of Securities on Form D pursuant to Regulation D, and such consents, authorizations, approvals, registrations, and qualifications as may be required under all applicable federal and/or state securities or "blue sky" laws in connection with the issuance, sale, and delivery of the certificates representing the Securities pursuant to this Agreement. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and such execution, delivery and performance will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreements and the representations and warranties of the Placement Agent set forth herein, violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

                   (xii) The Securities when issued and delivered to the Prospective Investor pursuant to the terms of the Subscription Agreement shall be duly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof solely by being such holder and shall not have been issued in violation of any preemptive rights of stockholders.

                   (xiii)  Except and to the extent properly
described in or referred to in the Offering Documents (i) no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company on any registration statement to be filed by the Company or to require the Company to file a registration statement under the Securities Act of 1933, as amended, and (ii) no person or entity holds any securities of the company which contain anti-dilution rights which will be effected by the transactions contemplated hereby.

                   (xiv) During the period commencing on the date hereof and ending on the Final Closing Date, the Company shall not, without prior notice to and consent of the Placement Agent (A) issue any securities (except in connection with a strategic transaction or employee benefit plan) or incur any liability or obligation, primary or contingent, for borrowed money; (B) enter into any transaction not in the ordinary course of business; or (C) declare or pay any dividend on its capital stock.

                   (xv) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the Offering and sale of the Securities in an exempt transaction under the Act or under all applicable federal and/or state securities or "blue sky" laws of any jurisdiction in which the Securities may be offered or sold.

                   (xvi) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Offering Memorandum.

                   (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (xviii) Subsequent to the dates as of which information is given in the Offering Memorandum, and except as may otherwise be properly described in the Offering Memorandum, (A) the Company has not, except in the ordinary course of business, incurred any liability or obligation, primary or contingent, for borrowed money,(B) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, (C) the Company has not purchased any of its outstanding capital stock nor declared or paid any dividend or distribution of any kind on its capital stock, (E) the Company has not sustained any material loss or interference with its businesses or properties from fire, floor, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (F) there has not been any material adverse change or any development which the Company reasonably believes could result in a prospective material adverse change, in the financial condition results of operations, business, properties, assets, liabilities or future prospects of the Company.

                   (xix) No labor dispute with the employees of the Company exists or is threatened or imminent that could result in a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company, except as described in or contemplated by the Memorandum.

                   (xx) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for;
and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers of recognized financial responsibility as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company, except as described in or contemplated by the Offering Memorandum.

         7.   Covenants of the Company.

              The Company covenants that it will:

              (a) Notify you immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date, as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Securities, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension and if you so request, to obtain the lifting thereof as promptly as possible.

              (b) Not make any supplement or amendment to the Offering Documents unless such supplement or amendment complies with the requirements
of the Act and Regulation D and the applicable   federal and/or state
securities and "blue sky" laws and unless you shall have approved of such supplement or amendment in writing. If, at any time during the period commencing on the date hereof and ending on the Final Closing Date, any event shall have occurred as a result of which the Offering Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Documents to comply with the Act, Regulation D, or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance.

              (c) Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

              (d) Not, directly or indirectly, solicit any offer to buy any Securities, from, or offer to sell to, any person, except through the Placement Agent.

              (e) Use its best efforts to qualify or register the Securities for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request. The Company will not consummate any sale of Securities in any jurisdiction or in any manner in which such sale may not be lawfully made; in this regard the Company shall be entitled to rely on the Placement Agent's representations herein, and the representations of Prospective Investors in the Subscription Agreement and on the blue sky qualifications affected by the Placement Agent's counsel.

              (f) At all times during the period commencing on the date hereof and ending on the Final Closing Date, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Offering Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without reasonable effort or expense, as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be.

              (g) Provide to each Prospective Investor or his Purchaser Representative any information required to be delivered by Rule 502(b) of Regulation D.

              (h) Disclose to each Prospective Investor, in writing, any material relationship between such Prospective Investor's Purchaser Representative, if any, or its affiliates, on the one hand, and the Company or its affiliates, on the other hand, which, to the knowledge of the Company, then exists or is understood to be contemplated or has existed at any time during the previous two years and any compensation received or to be received as a result of such relationship.

              (i)  Before accepting any subscription to purchase
Securities from, or making any sale to, any Prospective Investor, have reasonable grounds to believe and will believe (after making reasonable inquiry pursuant to the Subscription Agreements) that (A) such Prospective Investor meets the suitability requirements for investing in the Securities set forth in the Offering Documents, and (B) such Prospective Investor is an accredited investor (as defined in Regulation D).

              (j) Notify you promptly of the acceptance or rejection of any subscription. The Company shall not (i) accept subscriptions from, or make sales of Securities to, any Prospective Investors who are not, to the Company's knowledge, accredited investors, or (ii) unreasonably reject any subscription for Securities.

              (k) Cooperate with counsel to the Placement Agent in order to file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Securities and file a final notice on Form D with the Commission no later than 30 days after the last sale of Securities. The Company shall file promptly such amendments to such Notice on Form D as shall become necessary and, as requested by you, shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made.

              (l) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Act or under the securities or "blue sky" laws of any jurisdiction in which the Offering may be made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Securities as exempt transactions under Regulation D.

              (m) Apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum.

              (n) Not, during the period commencing on the date hereof and ending on the Final Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without your prior written consent, except as required by applicable securities laws.

         8.  Payment of Expenses.

         The Company hereby agrees to pay all fees, charges, and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with: (i) the preparation, printing, filing, distribution, and mailing of the Offering Documents, and all other documents relating to the offering, purchase, sale, and delivery of the Securities, and any supplements or amendments thereto, including the cost of all copies thereof; (ii) the issuance, sale, transfer and delivery of the common Stock, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the issuance, sale, transfer, and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iv) the registration or qualification of the Securities or the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought, disbursements in connection therewith, and the blue sky counsel fees of the counsel for the Placement Agent of $2,500; (v) filing fees; (vi) the retention of the Escrow Agent, if any, including the fees and expenses of the Escrow Agent for serving as such and the fees and expenses of its counsel, if any); and (vii) printing, mailing, travel and lodging expenses, placement agent's counsel fees (which fees, excluding blue sky fees, are $25,000 for representation of Placement Agent plus $10,000 for drafting Company documents, plus disbursements) and other out-of-pocket expenses incurred by Laidlaw in connection with this offering. Upon Laidlaw's request, the Company shall provide funds to pay all such fees, charges, expenses and disbursements in advance.

         9.   Conditions of Placement Agent's Obligations.

              The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each closing, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

              (a) At each closing, the Placement Agent shall have received the favorable opinion of Leonard Burningham, Esq., securities counsel for the Company, dated each closing date, addressed to the Placement Agent, and in form and scope satisfactory to counsel for the Placement Agent, to the effect that:

                        (i)  the Company is a corporation duly
organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Documents and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary (except where the failure to so qualify would not have a material adverse effect upon the Company or its business);

                        (ii) the Company has, as of the date hereof, an authorized, and, to such counsel's knowledge, outstanding capitalization as set forth in the Offering Memorandum. Each issued and outstanding share of common stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof solely by being such a holder to such counsel's knowledge or as set forth on a schedule hereto has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the best knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be described in the Offering Documents. To the best knowledge of such counsel, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as may be properly described in the Offering Documents;

                        (iii)  to the best knowledge of such counsel,
there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company or any of its operations, businesses, properties, or assets except as may be properly described in the Offering Documents, in this Agreement or in a schedule hereto or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or which could materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

                        (iv) counsel has not received written notice, nor oral communications, that the Company is in violation or breach of, or in default with respect to, complying with any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel and which is material to the business of the Company;

                        (v)  the Company has all requisite corporate
power and authority to execute and deliver this Agreement and the Subscription Documents and to consummate the transactions contemplated hereby and thereby. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, and the Subscription Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Subscription Documents have been duly authorized, executed, and delivered by the Company, are the legal, valid, and binding obligation of the Company, and are enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable and then except, as to those provisions relating to indemnity or contribution, such opinion shall be limited as effected by any Federal or state securities laws regarding indemnity and/or contribution;

                        (vi) The Securities conform to all statements relating thereto contained in the Offering Documents. The Securities shall be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof and to such counsel's knowledge shall not have been issued in violation of any preemptive rights of stockholders;

                        (vii) assuming the accuracy of the
representations and warranties of the Proposed Investors set forth in the Subscription Agreements and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (except that no opinion need be expressed as to the financial statements, related schedules, or other financial data contained therein) comply as to form (specifically excluding content and substance) in all material respects with the requirements of the Act and the regulations thereunder. To the best knowledge of such counsel, any contract, agreement, instrument, lease, license, or document described in the Offering Documents has been accurately described therein;

                        (viii)  counsel has not received any written
notice, or oral communication, of any modification, rescission, suspension, or withdrawal of registration or qualification of the Securities, or of an exemption from such registration or qualification, has been issued and no proceedings for that purpose have been instituted or threatened;

                        (ix) such counsel's opinion shall also include a statement to the effect that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agent at which the contents of the Offering Memorandum were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality solely upon the opinions of officers and other representatives of the Company), nothing has come to such counsel's attention that causes it to believe that the Offering Memorandum as supplemented or amended at all times up to and including the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion or belief with respect to the financial information or statistical data included in the Offering Documents);

                        (x) assuming that (i) a proper Form D is filed in accordance with Rule 503 of Regulation D, (ii) that the offer and the sale of the Securities by the Placement Agent was made in compliance with Rule 506 of Regulation D and that the Placement Agent's representations and warranties set forth herein are true and correct, and (iii) that the representations of the Prospective Investors in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by such counsel), the sale of Securities in the Offering is exempt from registration under the Securities Act of 1933 and is in compliance with Regulation D;

                        (xi) neither the execution and delivery of this Agreement, nor the compliance with the terms hereof will (i) conflict with, result in a breach of, or constitute a default under the Articles or Certificate of Incorporation or By-Laws of the Company, or, to the best of such counsel's knowledge, any material contract, instrument, agreement or document to which the Company is a party, or by which the assets or properties of the Company are bound; or (ii) to the best knowledge of such counsel, have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise ( necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof as described in the Offering Documents;

                        (xii)  counsel has not been advised that there
are material licenses, permits, certificates, registrations, approvals or consents of any governmental agency, commission, board, instrumentality or department that are required to be obtained by the Company in order to conduct its business as conducted at the date hereof which have not been so obtained and the failure to so obtain which would have a material adverse effect on the Company's business;

                        (xiii)  to the best of such counsel's knowledge
and except as disclosed in the Offering Documents, the issuance of the Securities will not give any holder of any of the Company's outstanding options, warrants or other convertible securities or rights to purchase shares of the Company's common stock or other or additional preferred stock.

                        In rendering such opinion, counsel for the Company may rely (A) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (B) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Placement Agent.

              (b)  On or prior to the Initial Closing date the Placement
Agent shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 6, and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as it may otherwise reasonably request.

              (c) At each closing, the Placement Agent shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the applicable closing date to the effect that, as of the date of this Agreement and as of the applicable closing date the representations and warranties of the Company contained herein were and are accurate, and that as of the closing date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

              (d) All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to you and your counsel.

              (e) There shall not have occurred after the date hereof, at any time prior to each closing: (A) any domestic or international event, act, or occurrence which has materially disrupted, or in your opinion will in the immediate future materially disrupt the securities markets; (B) a general suspension of, or a general limitation on prices for, trading in securities on the Nasdaq SmallCap Market or the over-the-counter market; (C) any banking moratorium declared by a state or federal authority; (D) any material interruption in the mail service or other means of communication within the United States; (E) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (F) any change in the market for securities in general or in political, financial, or economic conditions which, in your judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Securities.

              (f) As a condition of Closing, the Company must provide the Placement Agent with an agreement signed by each holder of any of the Company's securities, other than the Securities offered in the Offering, included in any registration statement at any time during the period commencing May 5, 2000 and ending one year from the date of the Final Closing providing that each such holder agree not sell the securities included in such registration statement for one year from the date of the Offering Memorandum.

    Any certificate or other document signed by any officer of the Company and delivered to you or to your counsel at a Closing shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to your obligations hereunder has not been fulfilled as and when required to be so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that you elect to terminate this Agreement, you shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in
Section 10 hereof.

         10.  Termination.

              (a) Neither party shall have any liability or continuing obligation to the other upon termination of this agreement prior to the sale of the Minimum Offering except that, regardless of which party elects to terminate, (i) the Company agrees to reimburse Laidlaw for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in paragraph 8 above and to reimburse Laidlaw for the full amount of its actual out-of-pocket expenses (which shall include, without limitation, the fees and disbursements of Laidlaw's counsel, travel and lodging expenses, mailing, printing and reproduction expenses, and any expenses reasonably incurred by Laidlaw in conducting its due diligence) less amounts previously paid to Laidlaw in reimbursement for such expenses and the advance against the non-accountable expense allowance delivered upon the execution of this Agreement; provided further, that in the event the Company terminates this agreement prior to the consummation of the Offering, and within one year from the date of such termination, consummates any financing, merger, acquisition or like transaction introduced to, or considered by, the Company, during the term hereof, Laidlaw shall be entitled to receive (i) 8% of the aggregate amount of such financing; or (ii) $100,000 in the event of a merger or acquisition or similar transaction.

              The Placement Agent shall have the right to terminate this
Agreement: (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Underwriter's commercially reasonable opinion will in the immediate future materially disrupt general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; or
(iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (vi) if there shall have been such material adverse change in the conditions or prospects of the Company, (vii) if there shall have been such material adverse change in general economic, political or financial conditions as in the Placement Agent's judgment would make it inadvisable or impracticable to proceed with the Offering, sale or delivery of the Securities.

         11.            Right of First Refusal.

              The Company agrees that if Units are sold in the Offering, Laidlaw shall have an irrevocable preferential right for a period of three years from the date the Offering is completed to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company, or any of its stockholders owning at least five percent of the capital stock of the Company (determined in accordance with Regulation 13d-3) who are also affiliates of the Company on the date hereof (the "Principal Stockholders") any securities of the Company or any such subsidiary or successor which the Company, any such subsidiary or successor or any of its Principal Stockholders may seek to sell through an underwriter, placement agent or broker-dealer whether pursuant to registration under the Act or otherwise. The Company, any such subsidiary or successor and its Principal Stockholders will consult Laidlaw with regard to any such offering and will offer Laidlaw the opportunity to purchase or sell any such securities on terms not more favorable to the Company, any such subsidiary or successor or its Principal Stockholders than it or they can secure elsewhere. If Laidlaw fails to accept such offer within 20 business days after the mailing of a notice containing such offer by registered mail addressed to Laidlaw (5 business days in the event the offer covers a sale under Rule 144), then Laidlaw shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. Laidlaw's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. In addition, the Company agrees that if its Units are sold in the Offering, the Company shall not issue any securities for a period of 12 months from the Final Closing without Laidlaw's approval, which shall not be unreasonably withheld, except (i) options granted under the Company's existing stock option plans, not to exceed an amount to be agreed upon in writing by Laidlaw and the Company, and (ii) shares issuable upon the conversion or exercise of derivative securities outstanding on the date of the Final Closing.

         12.  Solicitation Prohibition.

              The Company agrees that, for a period of three (3) years from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Company by the Placement Agent in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to the Placement Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person.

         13.  Indemnification and Contribution.

         (a) The Company, agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section l5 of the Act or Section 20(a) of the Securities Exchange Act of l934, as amended (the "Exchange Act"), against any and all losses, claims, damages, obligations, penalties, judgments, settlements, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Placement Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained in, or omissions from the Offering Documents, including any amendment thereof or supplement thereto, or similar statements or omissions in or from any other information furnished by the Company to the Placement Agent or any prospective purchaser of the Securities in the Offering; (b) violations or breaches of any representation, warranty, covenant or agreement contained or incorporated in the Agreement or in any instrument, document, agreement or certificate delivered by the Company
to the Placement   Agent or any prospective purchaser of the Securities in the
Offering; (c) the Placement Agent's acting for the Company, including, without limitation, any act or omission by the Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement; and (d) the Offering. The Company also agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Placement Agent, (i) except as provided below with respect to the Placement Agent's obligations to indemnify to the Company; and (ii) where such loss has been judicially determined to be solely due to the Placement Agent's gross negligence or willful misconduct.

         These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Placement Agent or the persons indemnified below in this sentence and shall extend to the following: the Placement Agent, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents and controlling persons of any of them. All references to the Placement Agent in these indemnification provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding or investigation is commenced, as to which the Placement Agent proposes to demand indemnification, it shall notify the Company with reasonable promptness (provided, however, that any failure by the Placement Agent to notify the Company shall not relieve the Company from its obligations hereunder), and the Company shall have the right to assume the defense of such action. The Placement Agent shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to the Placement Agent to have charge of the defense of such action or the Placement Agent shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in any of which events
such fees and expenses shall be borne by the Company.   Any such counsel of
the Placement Agent shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not, without the prior written consent of the Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to the Placement Agent of an unconditional release from all liability in respect of
such claim.   Anything in this Section 13 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided however, that such consent was not unreasonably withheld.

              (b) The Placement Agent, agrees to indemnify and hold harmless the Company, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who control the Company within the meaning of Section l5 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with respect to statements, if any, made in the Confidential Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent concerning the Placement Agent expressly for inclusion in the Confidential Offering Memorandum, or any amendment or supplement thereto and violations or breaches of any representation, warranty, covenant or agreement contained or incorporated in the Agreement, provided, however, that the Placement Agent's obligations to provide indemnification hereunder shall be limited to the fees actually received by the Placement Agent pursuant to this Agreement. If any action shall be brought against the Company in respect of which indemnification may be sought against the Placement Agent pursuant hereto, the Placement Agent shall have the rights and duties given to the Company above, and the Company shall have the rights and duties so given to the Placement Agent.

              (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 12(a) or 12(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5 hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5 hereof.

              The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 13(c). In no case shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5 hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 13(c), each person, if any, who controls the Placement Agent within the meaning of Section l5 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section l5 of the Act or
Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 13(c). Anything in this Section 13(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section l3(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         14.  Representations and Agreements to Survive Delivery.

         All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 13, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under
Section 13(b), and shall survive termination of this Agreement or the issuance, sale, and delivery of the Securities. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 12, 13 and 14 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

         15.  Notices.

              All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed, delivered, or faxed and confirmed by letter, to Laidlaw Global Securities, Inc., 100 Park Avenue, New York, New York 10017,
Attention: Harrit Jolly, with a copy to Goldstein & DiGioia LLP, 369 Lexington Avenue, New York, New York 10017, Attention: Victor DiGioia, Esq.; or if sent to the Company, shall be mailed, delivered or faxed and confirmed by letter, to Sanguine Corporation, 101 East Green Street, #11, Pasadena, California 91105, Attention: Dr. Thomas Drees, President. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         16.  Parties.

              This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 13 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         17.  Governing Law/Construction/Jurisdiction.

              (a) This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

              (b) The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court for the Southern District of New York, and agrees that service of process upon the Company mailed by certified mail (Return Receipt Requested) to the Company's address shall be deemed in every respect effective service of process upon the company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

         18.  Counterparts.

              This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                  Very truly yours,

                                  SANGUINE CORPORATION



                                  By:_____________________________
                                     Name:
                                  Title:

Accepted as of the date
first above written:

LAIDLAW GLOBAL SECURITIES, INC.


By:______________________________
Name:
Title: